OPERATING AGREEMENT


Date:           September 8, 2006

Parties of the Agreement:

Party A:        Guangzhou Titan Media Company Limited ("Titan Media")

Address:        12/F Aerospace Skyscraper, Shenzhen, China

Party B:        Guangzhou Chuangrun Advertising Co. Ltd. ("GZ Chuangrun")

Address:        168 Jiangnan Da Dao Zhong, CNOOC Building, 12/F,
                Guangzhou, China

Party C:        China Media1 Corp. ("CMDA")

Address:        142 - 757 West Hastings St., Suite 328, Vancouver,
                B.C. Canada V6C 1A1


Recital:

      1. The legal owner of Titan Media is Mr. Jing Liang. Titan Media has signed an 8 year agreement with Xian Xianyang International Airport for 32 scrolling advertising signs. The owner of GZ Chuangrun is Mr. Hanxiong Cai. CMDA is a Nevada incorporated company listed on the NASD OTCBB. Mr. Hanxiong Cai is its Chairman and Mr. Ernest Cheung is its President.

      2. Titan Media understands that the Xian Xianyang International Airport contract was arranged by Chuangrun and Mr. Cai as compensation for the potential loss of revenue for the Guangzhou Baiyun International Airport contracts at a cost of US$ 1.00 to CMDA. Titan will attempt to re-sign the Guangzhou contracts and offer to CMDA on a first right of refusal basis at a cost agreeable to both parties. CMDA is responsible for the deposit for the new Xian Xianyang International Airport contract and Chuangrun is responsible for the old Guangzhou Baiyun International Airport contract.

      3. In an agreement dated September 8, 2006, CMDA acquired the above mentioned contract from Titan Media.

      4. Titan Media and CMDA wishes to appoint GZ Chuangrun as exclusive agent for the above mentioned advertising contract, and hereby agrees to the following.


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Hereby agrees as follows:

      1. The Xian Xianyang International Airport agreement for 32 advertising signage locations stay under Titan Media, but all benefits revert back to CMDA. In furtherance of the foregoing, for the term of the Xian Xianyang International Airport agreement:

            (a) Titan Media hereby assigns and transfers to CMDA all revenues generated from the operations relating to the agreement with the Xian Xianyang International Airport for the 32 advertising signage locations (the "Airport Revenues").

            (b) CMDA shall cause to be paid from the Airport Revenues all of the operating expenses of GZ Chuangrun incurred relating to the agreement with the Xian Xianyang International Airport for the 32 advertising signage locations (the "Airport Expenses"), including, but not limited to, trade accounts payable, real property lease obligations, employee obligations, and taxes.

            (c) CMDA shall use the Airport Revenues collected to pay the Airport Expenses until the expiration of each of the Xian Xianyang International Airport agreements.

      2. CMDA will pay the following management fees to GZ Chuangrun as compensation for GZ Chuangrun acting as agent for CMDA. The management fee includes all daily operating expenses, but does not include project deposits and upfront fees, 20% of advertising revenues up to a total all airport aggregate of $2.5 million in 2006 and $3 million each calendar year thereafter.

      3.    The above management fee is payable every quarter end.

      4.    The  above   management   fee  only   includes  the  Xian   Xianyang
            International Airport for the 32 advertising signage locations.

      5. As the Chairman of the Board and largest shareholder of CMDA, Mr. Cai Hanxiong will do his utmost to protect CMDA's interest and act as guardian of this agreement.

      6. All other matters will be decided by the board of directors of all parties.


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                                   SIGNATURES


This Agreement is signed this 8th day of September, 2006 and is effective immediately.





/s/ Jing Liang
---------------------------
Titan Media
Jing Liang, Legal Representative



/s/ Hanxiong Cai
---------------------------
GZ Chuangrun
Hanxiong Cai, Legal Representative



/s/ Ernest Cheung
---------------------------
China Media1 Corp.
Ernest Cheung, President